UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 17, 2017

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 17, 2017, the Board of Directors (the “Board”) of Take-Two Interactive Software, Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee of the Board, increased the number of directors constituting the whole Board from six to seven directors and appointed LaVerne Srinivasan to serve as a member of the Board, filling the vacancy on the Board resulting from such increase. Ms. Srinivasan will stand for election by a vote of the stockholders at the Company’s 2017 annual meeting of stockholders. The Board has determined that Ms. Srinivasan meets the independence requirements of the Securities and Exchange Commission and the NASDAQ Stock Market Rules and has appointed her to the Corporate Governance Committee of the Board.  Ms. Srinivasan is not a party to, and does not have any direct or indirect material interest in, any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Srinivasan is Vice President of the National Program and Program Director for Education at Carnegie Corporation of New York, employing creative strategies and innovative thinking to strengthen urban education.  Ms. Srinivasan oversees grant making and other activities aimed at engaging parents and communities, improving teaching and leadership for learning, advancing innovative learning environment designs, providing K-12 pathways to college and career success, and fostering integrated approaches to innovation and learning in the field of education.  She has held this position since December 2014 and has been at the Carnegie Corporation of New York since March 2014.

Prior to joining the Carnegie Corporation of New York, Ms. Srinivasan was Co-Founder of Fiero Now, an education technology company, from August 2012 through March 2014.  Prior to founding Fiero Now, Ms. Srinivasan worked at various educational technology, urban district change, and non-profit education reform companies, including Time to Know, Education Champions for All and New Leaders for New Schools.  Ms. Srinivasan also served as Deputy Chancellor for the New York City Department of Education from March 2003 through November 2006.  In addition, she served in various roles at BMG Entertainment from 1993 through February 2003, including as Senior Vice President and General Counsel.

Ms. Srinivasan serves on the board of Young Audiences New York and the national advisory board of College Promise Campaign, and was a founding member of the Consortium for Policy Research in Education’s task force on Strategic Management of Human Capital.

Ms. Srinivasan brings to the Board of Directors strong leadership skills, extensive experience leveraging technology in the education and entertainment industries, and deep marketing expertise from her previous positions.

In connection with her service as a director Ms. Srinivasan will receive an annual retainer comprised of $60,000 cash and restricted stock with an aggregate value of $190,000 granted in four equal quarterly installments, which vest after one year.  In addition, she will receive $10,000 annually for her service on the Corporate Governance Committee.

Item 9.01                                           Financial Statements and Exhibits.

(d)                     Exhibits:

Exhibit	Description

99.1	Press Release dated March 22, 2017 announcing the appointment of LaVerne Srinivasan to the Board of Directors of Take-Two Interactive Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

	By:	/s/ Matthew Breitman
Matthew Breitman
Senior Vice President, Deputy General Counsel & Corporate Secretary

Date: March 22, 2017

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 22, 2017 announcing the appointment of LaVerne Srinivasan to the Board of Directors of Take-Two Interactive Software, Inc.